                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                               Upbancorp, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)
                             Merrill Corporation
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                                                               CHICAGO, ILLINOIS
                                                                  MARCH 22, 1996



                                 UPBANCORP, INC.
                               4753 NORTH BROADWAY
                             CHICAGO, ILLINOIS 60640
                                 (312) 878-2000

                          PROXY STATEMENT AND NOTICE OF
                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD APRIL 16, 1996



To The Stockholders of Upbancorp, Inc.:


     The Annual Meeting of Stockholders of Upbancorp, Inc. (the "Corporation"), will be held at Uptown National Bank of Chicago, 4753 North Broadway, Chicago, Illinois, on Tuesday, April 16, 1996, at 9:45 A.M., for the purpose of considering and voting upon the following matters:

     1. To elect two (2) Directors to serve as Class I Directors until the regular Annual Meeting of Stockholders in 1999 and until their successors are elected and have qualified; and

     2. To transact such other business as may properly be brought before the Annual Meeting or any adjournment thereof.


PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED POSTAGE PAID ENVELOPE AS PROMPTLY AS POSSIBLE WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON. IT IS HOPED THAT YOU WILL BE ABLE TO ATTEND THE MEETING, AND IF YOU DO YOU MAY VOTE YOUR STOCK IN PERSON IF YOU WISH. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE.

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of the Corporation of proxies for use at the Annual Meeting of Stockholders of the Corporation to be held April 16, 1996. The record date for determining stock ownership is March 11, 1996. Only Stockholders of record as of March 11, 1996, will be entitled to notice of, and to vote at, the Annual Meeting. As of March 11, 1996, the Corporation had issued and outstanding 222,000 shares of Common Stock with a par value of $10.00 per share. Each share is entitled to one vote on all matters to be considered at the Annual Meeting.

     The Corporation's 1995 Annual Report on Form 10-K, including financial statements consolidated with those of Uptown National Bank of Chicago ("Uptown") and Heritage Bank of Tempe, Tempe, Arizona ("Heritage"), is being transmitted to each Stockholder with this Proxy Statement. This Proxy Statement (and the accompanying proxy) is being mailed to all Stockholders on or about March 22, 1996.

     The Corporation was established as a one-bank holding company with respect to Uptown on June 1, 1983, and became a multi-bank holding company when Heritage became a wholly-owned subsidiary on July 12, 1988.

     Your proxy is being solicited by the Board of Directors of the Corporation. The cost of soliciting proxies will be borne by the Corporation. In addition to use of the mails, proxies may be solicited personally or by telephone or telegraph by officers, Directors and certain employees of the Corporation or Uptown who will not be specially compensated for such soliciting. The Corporation will, at its expense, upon the receipt of a request from brokers and other custodians, nominees and fiduciaries, forward proxy soliciting material to the beneficial owners of shares held of record by such persons.

     Stockholders are urged to specify the way they wish to vote their shares by marking the appropriate boxes on the enclosed proxy. Shares represented by proxies which are properly executed and returned will be voted at the Annual Meeting as specified on the proxy. If no choice is specified, the shares will be voted FOR the nominees listed under Proposal 1 in this Proxy Statement. It is not anticipated that any action will be asked of the Stockholders other than that set forth herein; proxies in the enclosed form, however, will confer discretionary voting authority regarding any other matters which may properly come before the Annual Meeting on the individuals specified in the enclosed proxy.

     Any Stockholder giving a proxy will have the right to revoke it at any time prior to the voting thereof by filing a revoking instrument or a duly executed proxy bearing a later date with the Secretary of the Corporation or by attending the Annual Meeting and voting in person.

     Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Judges of Election appointed by the Board of Directors for the Annual Meeting who will determine whether a quorum is present. The Judges of Election will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the Stockholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

     The Corporation has a staggered Board of Directors divided into three classes. One class is elected annually to serve for three years. At the Annual Meeting of Stockholders on April 16, 1996, two Class I Directors will be elected for terms of three years or until their successors are elected and qualified. The two nominees are indicated in the table below. The proxy provides instructions for voting for all Director nominees or for withholding authority to vote for one or more Director nominees. Unless instructed to the contrary, the persons acting under the proxy solicited hereby will vote for the nominees named as Class I Directors. The Corporation has no knowledge that any of the nominees will refuse or be unable to serve, but if any of the nominees becomes unavailable for election, the holders of the proxies reserve the right to substitute another person of their choice as a nominee when voting at the Annual Meeting. To be elected as a Director, each Director nominee must receive the favorable vote of a plurality of the shares represented and entitled to vote at the Annual Meeting.

INFORMATION ABOUT DIRECTORS AND NOMINEES

     The following table contains certain information with respect to the nominees and the Continuing Directors, including the number of shares of Common Stock of the Corporation beneficially owned, directly or indirectly, as of March 11, 1996, and the year each nominee and Continuing Director became a Director of the Corporation or its predecessor, Uptown.

NOMINEES

     The following persons, if elected at the Annual Meeting of Stockholders, will serve as Class I Directors for three years:

CLASS I (TERM EXPIRES 1999)


NAME, AGE AND YEAR                                                              COMMON STOCK BENE-
BECAME DIRECTOR OF            PRINCIPAL OCCUPATION                              FICIALLY OWNED AS OF
THE CORPORATION               AND OTHER INFORMATION                             MARCH 11, 1996(1)
--------------------          ---------------------                             ---------------------------
                                                                                NO. OF              PERCENT
                                                                                SHARES              OF CLASS
                                                                                ----------------------------
Marvin L. Kocian              President, Komar Screw Corporation;                3,790                  1.71
Age 59 - 1982                 Director of the Corporation and Uptown.                                  (2)(3)

Richard K. Ostrom             President, Chief Executive Officer and            36,293                 16.35
Age 56 - 1976                 Director of the Corporation; Chairman                                  (2),(4-8)
                              of the Board, Chief Executive Officer
                              and Director of Uptown; Chairman of
                              the Board and Director of Heritage.



                                        2

CONTINUING DIRECTORS

The following persons will continue to serve as Directors for the periods indicated:

CLASS II (TERM EXPIRES 1997)

Stephen W. Edwards            President, Planned Futures, Inc.;                 14,317                  6.45
Age 63 - 1985                 Director of the Corporation and Uptown.                                  (2)(4)

John E. Fahrendorf, Jr.       President, Chief Executive Officer and             1,767                   .80
Age 49 - 1993                 Director of Heritage; Vice President                                       (2)
                              and Director of the Corporation.

Alfred E. Hackbarth, Jr.      Attorney and CPA, Owner, A. E.                     1,767                   .80
Age 65 - 1988                 Hackbarth & Associates; Retired                                           (2)(3)
                              Partner, Arthur Andersen & Co.,S.C.;
                              Director of the Corporation, Uptown
                              and Heritage.

CLASS III (TERM EXPIRES 1998)

Roger P. Eklund               Partner, Eklund and Eklund (Attorneys);           67,669                 30.48
Age 64 - 1963                 Chairman of the Board of the Corpora-                                  (2)-(6)(9)
                              tion; Director of Uptown; Vice Chairman
                              of the Board and Director of Heritage.

James E. Heraty               President, Ready-Men, Inc., and                    4,889                  2.20
Age 64 - 1984                 Director of the Corporation and
                              Uptown.

B. Arthur Russell             Retired, former Chairman of the Board             19,175                  8.64
Age 72 - 1971                 and President, Russell Enterprises, Inc.;                                (3)(9)
                              Director of the Corporation.


(1) The information contained in this column is based upon information furnished to the Corporation by the individuals named above. The nature of beneficial ownership for shares shown in this column is sole voting and investment power, except as set forth in the footnotes below. The above amounts do not include shares beneficially owned by the adult children of the Directors. Beneficial ownership of such shares is disclaimed by the Directors. The above amounts include shares held in joint tenancy with certain members of the families of the Directors. Shares so held are deemed to be shared as to voting and investment power.

(2) The above amount includes 1,017 shares held by Vanilla III Enterprises. Voting and investment power with respect to these shares is shared by Messrs. Edwards, Eklund, Fahrendorf, Hackbarth, Heraty, Kocian, Ostrom and Robert P. Griffiths, President of Uptown.

(3) The above amounts do not include shares beneficially owned by the spouses and adult children of certain Directors as follows: Eklund - 550; Russell
     - 100; Kocian -150; and Hackbarth - 1,550. Beneficial ownership of these shares is disclaimed.

(4) The above amount includes 12,100 shares held by Uptown's pension plan for its employees. Voting and investment power with respect to these shares is shared by Messrs. Edwards, Eklund and Ostrom. Beneficial ownership of these shares is disclaimed by Mr. Edwards. Messrs. Eklund and Ostrom are vested participants in the pension plan.

(5) The above amount includes 11,478 shares held by WEO Enterprises, which is a partnership comprised of Messrs. Eklund and Ostrom and the Estate of Henry
     J. Wilkens. Voting and investment power with respect to these shares is shared.

(6) The above amount includes 6,815 shares held by a charitable foundation of which Mr. Eklund is a director and officer. Voting and investment power with respect to these shares is shared. Beneficial ownership of these shares is disclaimed. The above amount includes 6,295 shares held by a charitable foundation of which Messrs. Eklund and Ostrom are directors and officers. Voting and investment power with respect to these shares is shared. Beneficial ownership of these shares is disclaimed. The above amount includes 5,276 shares held by five trusts (exclusive of the trusts referred to in this Note (6)) for which Mr. Eklund is a trustee or co-trustee. Voting and investment power with respect to these shares is shared. Beneficial ownership of 4,247 of these shares is disclaimed.

(7) The above amount includes 2,346 shares held by J.R. Enterprises. Messrs. Heraty and Ostrom are partners in J.R. Enterprises. Voting and investment power with respect to these shares is shared by Messrs. Heraty and Ostrom.

(8) The above amount includes 600 shares held in joint tenancy with one of Mr. Ostrom's parents and 177 shares in joint tenancy with Mr. Ostrom's adult children.

(9) The above amount includes 19,075 shares held by two trusts for which Messrs. Eklund and Russell are co-trustees. Voting and investment power with respect to these shares is shared. Beneficial ownership of these shares is disclaimed by Mr. Eklund.

EXECUTIVE OFFICERS

Set forth below is a list of all executive officers of the Corporation.


   NAME                       AGE   POSITION WITH THE CORPORATION, UPTOWN AND
   ----                       ---   HERITAGE
                                    -----------------------------------------

Roger P. Eklund               64    Chairman of the Board of the Corporation;
                                    Director of Uptown; Vice Chairman of the
                                    Board and Director of Heritage.

Richard K. Ostrom             56    President, Chief Executive Officer and
                                    Director of the Corporation; Chairman of the Board, Chief Executive Officer and Director of Uptown; Chairman of the Board and Director of Heritage.

John E. Fahrendorf, Jr.       49    Director of the Corporation since 1993 and
                                    Vice President of the Corporation since
                                    December, 1991; President and Chief
                                    Executive Officer of Heritage since July,
                                    1991.

Robert P. Griffiths           46    Vice President of the Corporation since
                                    August 1994; President and Chief Operating
                                    Officer of Uptown since November 1993;
                                    Executive Vice President of Uptown from
                                    April 1993 until November 1993.

     All of the Corporation's Directors hold office for the terms indicated and all of the Corporation's executive officers hold office for a term of one year, or until their respective successors are duly elected and qualified. There are no arrangements or understandings between any of the Directors, executive officers, or any other person pursuant to which any of the Directors or executive officers have been selected for their respective positions, except with respect to the employment agreements with Messrs. Eklund, Ostrom, Fahrendorf and Griffiths as described below (see "EMPLOYMENT AGREEMENTS"). Mr. Eklund serves as a director of Thomas Industries, Inc., which has a class of securities registered pursuant to Section 12 of the Securities and Exchange Act of 1934.

BOARD COMMITTEES AND MEETINGS

     The Corporation has a standing Audit Committee and Compensation and Organization Committee, but does not have a Nominating Committee. The Compensation and Organization Committee, however, functions as the Nominating Committee.

     The members of the Audit Committee are Messrs. Edwards, Hackbarth, Heraty and Kocian. Delbert R. Ellis, a Director of Heritage, serves as an advisory member of the Audit Committee. The functions of the Audit Committee consist of reviewing, with the Corporation's independent auditors, the scope and results of the Corporation's procedures for internal auditing, the scope and results of the auditing engagement and the adequacy of the Corporation's system of internal controls. The Audit Committee also makes a recommendation on the selection of the Corporation's independent auditors to the Board of Directors. This Committee met five times during 1995.

     The current members of the Compensation and Organization Committee are Messrs. Eklund, Fahrendorf, Griffiths, Heraty, Kocian and Ostrom. This Committee has the responsibility of reviewing and determining employee compensation and benefits and recommending to the Board of Directors of the Corporation and the Corporation's subsidiary banks changes in such compensation and benefits. The Committee also reviews official personnel changes within the organizational structure of the Corporation and the Corporation's subsidiary banks. This Committee met once in 1995.

     The Compensation and Organization Committee also functions as a Nominating Committee and will consider nominees recommended by the Stockholders. Recommendations should be forwarded to Evy Johansen, Senior Vice President and Cashier, Uptown National Bank of Chicago, 4753 North Broadway, Chicago, Illinois 60640.

     The Board of Directors of the Corporation met thirteen times during 1995. The Board of Directors of Uptown met thirteen times during 1995. The Board of Directors of Heritage met twelve times during 1995. All of the present Directors attended more than 75% of the meetings of the Boards and the committees of the Boards on which they served during 1995.

EXECUTIVE COMPENSATION

     The following table sets forth compensation information about the Corporation's President and Chief Executive Officer, its Chairman of the Board, the Vice President and Director of the Corporation and President and Chief Executive Officer of Heritage and the Vice President of the Corporation and President and Chief Operating Officer of Uptown. No other officer of the Corporation or its subsidiaries received more than $100,000 in salary and bonus during 1995.

SUMMARY COMPENSATION TABLE


--------------------------------------------------------------------------------
                                                          OTHER
                                                          ANNUAL     ALL OTHER
        NAME AND                                          COMPEN-      COMPEN-
    PRINCIPAL POSITION      YEAR     SALARY       BONUS   SATION (1)   SATION(2)
--------------------------------------------------------------------------------

Richard K. Ostrom,          1995    $200,000       -0-     $14,375     $11,910
  President and Chief       1994     200,000       -0-      13,375       8,433
  Executive Officer         1993     200,000       -0-      13,375       6,019
--------------------------------------------------------------------------------
Roger P. Eklund,            1995    $120,000       -0-     $13,800      $3,629
  Chairman of the Board     1994     120,000       -0-      12,625       3,622
                            1993     120,000       -0-      12,800       3,600
--------------------------------------------------------------------------------
John E. Fahrendorf, Jr.,    1995    $118,000       -0-     $ 2,800      $1,856
  Vice President and        1994     112,000     $10,000     2,800       4,919
  Director of the           1993     100,000       -0-         600       3,041
  Corporation

--------------------------------------------------------------------------------
Robert P. Griffiths         1995    $118,000       -0-      $10,875     $5,101
  Vice President of the     1994     112,000       -0-       10,525      3,501
  Corporation               1993       N/A         N/A         N/A        N/A
--------------------------------------------------------------------------------

(1) The amount indicated for Messrs. Ostrom, Eklund, Fahrendorf and Griffiths represents Board of Directors and Committee fees.

(2) The amount indicates the Corporation's 401(k) Flexible Compensation Plan match of the executive's contribution, limited to 3% of the individual's annual salary; the Corporation's 401(k) optional contribution, and in the case of Messrs. Ostrom, Fahrendorf and Griffiths the reportable amount of the annual premium associated with a Split Dollar Life Insurance Policy, which in 1995, 1994 and 1993 was $4,910, $4,433 and $4,019, respectively, for Mr. Ostrom; $1,856 and $1,776, respectively, for Mr. Fahrendorf in 1995 and 1994; and $1,623 and $1,541, respectively, for Mr. Griffiths in 1995 and 1994.

DIRECTORS' FEES

     Directors received during 1995, $200 for each meeting of the Board of Directors of the Corporation, $500 for each meeting of the Board of Directors of Uptown and $300 for each meeting of the Board of Directors of Heritage they attend. In addition, they receive the following amounts for each Committee meeting they attend: Audit Committee - $300; Loan and Investment Committee - $200; and Compensation and Organization Committee - $150.

     The Board of Directors of the Corporation and Uptown have adopted and administer a directors' deferred compensation plan (the "Deferred Plan") in which participation is voluntary. The Deferred Plan is not a "qualified plan" within the meaning of Section 401(a) of the Internal Revenue Code (the "Code"). The Deferred Plan allows participants to request that all or a portion of the amounts deferred be utilized to purchase annuities for the benefit of the participants. Directors' fees paid to participants are placed in a cash reserve account from which premiums on the annuities are paid quarterly. Currently, no director participates in the Deferred Plan.

RETIREMENT BENEFITS

     Substantially all employees of the Corporation who have met a service requirement are participating in Uptown's noncontributory pension plan. The following table illustrates the estimated annual benefits payable upon retirement pursuant to the pension plan for specified average base salary rates and years of credited service classifications.

                                  PENSION TABLE

                      ANNUAL RETIREMENT BENEFITS BASED UPON
                                YEARS OF SERVICE

   REMUNERATION         10      15       20         25        30         35
   ------------      -------  -------  -------   -------    -------    -------
$125,000           $18,750   $28,125   $37,500   $46,875   $56,250   $65,625
$150,000-$500,000   22,500    33,750    45,000    56,250    67,500    78,750


     "Remuneration" is determined by averaging the employee's annual salary for the five consecutive plan years of the participant's benefit service that produces the highest average earnings preceding retirement. Only the actual salary paid to an employee is considered in determining the employee's average annual remuneration; all bonuses and fees, including fees paid for serving as a Director, are excluded from this computation. Benefits are computed on straight life annuity amounts; such benefits are not subject to any deduction for Social Security or other offsets. Roger P. Eklund has eighteen years of credited service, Richard K. Ostrom has thirty-three years of credited service, John E. Fahrendorf, Jr., has four years of credited service and Robert P. Griffiths has two years of credited service.

     The above table reflects benefit amounts being equal from $150,000 to $500,000 of salary due to the $150,000 compensation limit required by Section 401(a)(17) of the Code. This limitation became effective January 1, 1994.

EMPLOYMENT AGREEMENTS

     In January of 1992, the Corporation entered into five-year employment agreements with its two executive officers, Messrs. Eklund and Ostrom, which agreements were effective as of January 1, 1992. These agreements will expire on December 31, 1996.

     Under the terms of the agreements, Mr. Eklund receives a salary of $120,000 per year and Mr. Ostrom receives a salary of $200,000 per year. The agreements also provide for an adjustment to the annual salary of Messrs. Eklund and Ostrom in the event the cost of living in the Chicago area increases more than 10% from its December 1987 level.

     Under the terms of each agreement, if the employment of the executive with the Corporation is terminated within three years of a "change in control" of the Corporation, the Corporation must continue to pay the terminated executive the salary due under the agreement and continue certain insurance coverages for the five-year period immediately following his separation from service. These payments, however, shall be reduced by any amount which, under the Internal Revenue Code, is deemed an "excess parachute payment."

     A "change in control" of the Corporation is defined as a "change in control" which must be reported to the Securities and Exchange Commission or the Board of Governors of the Federal Reserve System, or if (1) any person or entity acquires or controls 30% or more of the Corporation's outstanding voting securities; or (2) during any period of two consecutive years, the persons who were directors of the Corporation immediately prior to such period cease to constitute a majority of the Board of Directors of the Corporation.

     If the executive is terminated "for cause" or due to death or retirement following a "change in control", the Corporation has no obligation to provide continued benefits to the terminated executive. "Cause" is defined as the commission of a criminal act against the Corporation, personally profiting from a transaction to the detriment of the Corporation or gross neglect of the executive's duties.

     The agreements allow an executive to terminate his employment for a "Good Reason" and receive compensation from the Corporation after a "change in control" of the Corporation. "Good Reason" occurs under the agreements in the following circumstances: (1) the Corporation reduces the executive's salary;
(2) the Corporation discontinues his participation in any benefit and/or incentive program; (3) the Corporation asks him to relocate; or (4) the Corporation reduces his current duties, authority or status.

     The agreements provide that during the one year period immediately following termination of the executive's employment, the executive will not render services similar to those being performed for the Corporation to any financial business in competition with the Corporation and located within a ten mile radius of the Corporation. This limitation does not apply to financial businesses located in the central business district of Chicago which is located six miles from the Corporation.

     Effective January 1, 1994, the Corporation and Heritage entered into a three-year employment agreement with Mr. Fahrendorf and the Corporation and Uptown entered into a three-year employment agreement with Mr. Griffiths. Under the terms of these agreements, Messrs. Fahrendorf and Griffiths will each receive from his respective bank a base salary of $112,000 for 1994, a base salary of $118,000 for 1995 and a base salary of $130,000 for 1996. Mr. Fahrendorf's agreement also provides for incentives based on the regulatory performance of Heritage and the financial performance of Heritage and the Corporation. Mr. Griffiths' agreement provides for incentives based on the financial performance of Uptown and the Corporation.

     Under the terms of both of these agreements, if the executive's employment is terminated within three years of a "change in control" of the bank or the Corporation, the bank must continue to pay the salary due under the agreement and continue certain insurance coverages for the twelve months immediately following the separation from service. These payments, however, shall be reduced by any amount which, under the Internal Revenue Code, is deemed an "excess parachute payment."

     A "change in control" in both agreements is defined as a "change in control" which must be reported to the Securities and Exchange Commission, the applicable bank regulatory agency or the Board of Governors of the Federal Reserve System, or if (1) any person or entity acquires or controls 30% or more of the Corporation's outstanding voting securities; (2) during any period of two consecutive years, the persons who were directors of the Corporation immediately prior to such period cease to constitute a majority of the Board of Directors of the Corporation; or (3) the bank or the Corporation is sold, merged or consolidated with another bank holding company or bank.

     If the bank executive is terminated "for cause" or due to death or retirement following a "change in control", neither the bank nor the Corporation has any obligation to provide continued benefits. "Cause" is defined as the commission of a criminal act against the bank or the Corporation, personally profiting from a transaction to the detriment of the bank or the Corporation or gross neglect of their respective duties.

     Each agreement allows the bank executive to terminate his employment for a "Good Reason" and receive compensation from the bank after a "change in control" of the bank or the Corporation. "Good Reason" occurs under both agreements in the following circumstances: (1) the bank reduces the executive's salary; (2) the bank discontinues the executive's participation in any benefit and/or incentive program; (3) the bank asks the executive to relocate; or (4) the bank reduces the executive's current duties, authority or status.

     Mr. Fahrendorf's agreement provides that during the one year period immediately following termination of his employment, Mr. Fahrendorf will not render services similar to those being performed for Heritage to any financial business in competition with Heritage and located within the metropolitan Phoenix area.

     Mr. Griffiths' agreement provides that during the one year period immediately following termination of his employment, Mr. Griffiths will not render services similar to those being performed for Uptown or the Corporation to any financial business in competition with Uptown or the Corporation and located within a ten mile radius from the principal office of Uptown or the Corporation, except for the central loop area of Chicago.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Directors and executive officers of the Corporation, Uptown and Heritage and their associates were customers of, and have had transactions with, Uptown and Heritage in the ordinary course of business during 1995. Comparable transactions may be expected to take place in the future.

     All outstanding loans, commitments to loan, transactions in repurchase agreements and certificates of deposit and depository relationships in such ordinary course of business, were on substantially the same terms, including interest rates and collateral, as those prevailing at the time for transactions with other persons and, in the opinion of management of the Corporation, did not involve more than the normal risk of collectibility or present other unfavorable features. See the Corporation's Annual Report on Form 10-K, Item 8.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of March 11, 1996, the total number of shares of Common Stock of the Corporation beneficially owned, and the percent of such shares so owned, by each person known to the Corporation to be the beneficial owner of more than 5% of the Common Stock of the Corporation, and all officers and Directors of the Corporation as a group.


NAME OR NUMBER OF                AMOUNT AND NATURE OF            PERCENT OF
PERSONS IN GROUP               BENEFICIAL OWNERSHIP (1)            CLASS
-----------------              ------------------------          ----------
Roger P. Eklund                         67,669 (2)-(7)             30.48%
4753 North Broadway
Chicago, Illinois  60640

Cede & Co.                              45,862 (8)                 20.66%
c/o Depository Trust Company
P. O. Box 222
Bowling Green Station
New York, New York  10224

Raymond K. Jorgensen                    12,550                      5.65%
26878 North Owens Road
Mundelein, Illinois  60060

Richard K. Ostrom                       36,293 (2)(3)(6)           16.35%
4753 North Broadway                            (7)(9)(10)
Chicago, Illinois  60640

B. Arthur Russell                       19,175 (4)(5)               8.64%
4753 North Broadway
Chicago, Illinois  60640

Estate of Henry J. Wilkens              16,143 (7)                  7.27%
947 Williams Street
River Forest, Illinois  60305

All officers and Directors
(10 persons) as a group                 81,471                     36.70%

--------------------------------

(1) The information contained in this column is based upon information furnished to the Corporation by the individuals named above or was ascertained from an examination of the Corporation's stock records. The nature of beneficial ownership for shares shown in this column is sole voting and investment power, except as set forth in the footnotes below. The above amounts do not include shares beneficially owned by the adult children of certain of the persons named above. Beneficial ownership of such shares is disclaimed.

(2) The above amount includes 12,100 shares held by Uptown's pension plan for its employees. Voting and investment power with respect to these shares is shared by Messrs. Edwards, Eklund and Ostrom. Beneficial ownership of these shares is disclaimed by Mr. Edwards. Messrs. Eklund and Ostrom are vested participants in the pension plan.

(3) The above amount includes 1,017 shares held by Vanilla III Enterprises. Voting and investment power with respect to these shares is shared by Messrs. Edwards, Eklund, Fahrendorf, Hackbarth, Heraty, Kocian, Ostrom and Robert P. Griffiths, President of Uptown.

(4) The above amount excludes shares held individually by the spouses and adult children of certain of the named persons as follows: Eklund - 550; Russell
     - 100; Kocian - 150; and Hackbarth - 1,550. Beneficial ownership of these shares is disclaimed.

(5) The above amount includes 19,075 shares held by two trusts for which Messrs. Eklund and Russell are co-trustees. Voting and investment power with respect to these shares is shared. Beneficial ownership of these shares is disclaimed by Mr. Eklund.

(6) The above amount includes 6,815 shares held by a charitable foundation of which Mr. Eklund is a director and officer. Voting and investment power with respect to these shares is shared. Beneficial ownership of these shares is disclaimed. The above amount includes 6,295 shares held by a charitable foundation of which Messrs. Eklund and Ostrom are directors and officers. Voting and investment power with respect to these shares is shared. Beneficial ownership of these shares is disclaimed. The above amount includes 5,276 shares held by five trusts (exclusive of the trusts referred to in this Note (6)) for which Mr. Eklund is a trustee or co-trustee. Voting and investment power with respect to 5,276 of these shares is shared. Beneficial ownership of 4,247 of these shares is disclaimed.

(7) The above amount includes 11,478 shares held by WEO Enterprises, which is a partnership comprised of Messrs. Eklund, Ostrom and the Estate of Henry J. Wilkens. Voting and investment power with respect to these shares is shared.

(8) Cede & Co. is a trust company which is a depository for trustees for several trusts holding Common Stock of the Corporation, including the shares held by Uptown's pension plan for its employees.

(9) The above amount includes 600 shares held in joint tenancy with one of Mr. Ostrom's parents and 177 shares in joint tenancy with Mr. Ostrom's adult children.

(10) The above amount includes 2,346 shares held by J.R. Enterprises. Messrs. Heraty and Ostrom are partners in J.R. Enterprises. Voting and investment power with respect to these shares is shared by Messrs. Hearty and Ostrom.


COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     The Directors, officers and beneficial owners of 10% or more of the equity securities of the Corporation are required to file certain reports with Securities and Exchange Commission (the "SEC") pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act"). A Form 3 must be filed with the SEC within 10 days after the event by which the person becomes a "reporting person" (i.e., director, officer, 10% owner); a Form 4 must be filed with the SEC on or before the tenth day after the end of the month in which a change in beneficial ownership has occurred for a reporting person; and a Form 5 must be filed with the SEC on or before the forty-fifth day after the end of the Corporation's fiscal year for transactions or holdings that should have been reported but were not reported. For the Corporation's fiscal year ended December 31, 1995, all Forms 3, 4 and 5 were timely filed with the SEC and the Corporation knows of no failure to file a required form by any reporting person.

                          RELATIONSHIP WITH INDEPENDENT
                                PUBLIC ACCOUNTANTS

     During 1995, the Corporation engaged Arthur Andersen & Co.,LLP, its independent public accountants, to audit the Corporation and its subsidiaries and to provide nonaudit services. The appointment of auditors is approved annually by the Board of Directors. The decision of the Board of Directors is based on the recommendation of the Audit Committee. In making its recommendation, the Audit Committee reviews both the audit scope and estimated fees for professional services for the coming year. For the year 1996, the Board of Directors has authorized the engagement of Arthur Andersen & Co., LLP, as its auditors.

     A representative of Arthur Andersen & Co., LLP, will be present at the Annual Meeting of Stockholders on April 16, 1996, and will be given an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.



                 STOCKHOLDERS' PROPOSALS FOR 1997 ANNUAL MEETING

     Stockholders may submit proposals appropriate for stockholder action at the 1997 Annual Meeting consistent with the regulations of the Securities and Exchange Commission. All such proposals should be directed to Evy Johansen, Senior Vice President and Cashier, Uptown National Bank of Chicago, 4753 North Broadway, Chicago, Illinois 60640, by November 22, 1996.

                                 BY ORDER OF THE
                               BOARD OF DIRECTORS





                          RICHARD K. OSTROM, PRESIDENT
                           AND CHIEF EXECUTIVE OFFICER



                       ALL STOCKHOLDERS ARE URGED TO SIGN
                         AND MAIL THEIR PROXIES PROMPTLY

              PROXY FOR SHARES OF COMMON STOCK SOLICITED ON BEHALF
               OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF THE STOCKHOLDERS OF UPBANCORP, INC., TO BE HELD ON
                                 APRIL 16, 1996

     The undersigned hereby appoints Alfred E. Hackbarth and James E. Heraty or either one of them acting in the absence of the other, with power of substitution, attorneys and proxies, for and in the name and place of the undersigned, to vote the number of shares of Common Stock that the undersigned would be entitled to vote if then personally present at the Annual Meeting of Stockholders of Upbancorp, Inc., to be held at Uptown National Bank of Chicago, 4753 North Broadway, Chicago, Illinois 60640, on Tuesday, April 16, 1996, at 9:45 A.M., local time, or any adjournment thereof, upon the matters set forth in the Notice of Annual Meeting and Proxy Statement, receipt of which is hereby acknowledged, as follows:

     1.   ELECTION OF DIRECTORS:

          FOR all nominees listed            WITHHOLD AUTHORITY
          below (except as marked            to vote for all nominees
          to the contrary below)             listed below

                 /  /                            /  /


                     MARVIN L. KOCIAN AND RICHARD K. OSTROM

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.)

-------------------------------------------------------------------------------

2. In accordance with their discretion, upon all other matters that may properly come before said Meeting and any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED UNDER PROPOSAL 1.

                                        Please
                                              ---------------------------------
                                        Sign
                                              ---------------------------------
                                        Here
                                              ---------------------------------
Dated:                   , 1996
       -----------------

NOTE: Please date proxy and sign it exactly as name or names appear above. All joint owners of shares should sign. State full title when signing as executor, administrator, trustee, guardian, etc. Please return signed proxy in the enclosed envelope.